As filed with the Securities and Exchange Commission on November 21, 2003
                                              Registration No. 333-61536
________________________________________________________________________


                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                         _______________________

                     Post-Effective Amendment No. 2
                                   to
                                Form S-3
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ________________________

                           El Paso Corporation
         (Exact name of registrant as specified in its charter)


             Delaware                            76-0568816
  (State or other jurisdiction of             (I.R.S. Employer
  Incorporation or organization)             Identification No.)

                        ________________________
        El Paso Corporation                     Peggy A. Heeg
         El Paso Building                    El Paso Corporation
       1001 Louisiana Street                  El Paso Building
       Houston, Texas 77002                 1001 Louisiana Street
          (713) 420-2600                    Houston, Texas 77002
 (Address, including zip code, and             (713) 420-2600
             telephone               (Name, address, including zip code,
  number, including area code, of               and telephone
           registrant's                number, including area code, of
   principal executive offices)              agent for service)
                        ________________________

                               Copies to:
          David F. Taylor                  Kelly J. Jameson, Esq.
     Locke Liddell & Sapp LLP                El Paso Corporation
     3400 JPMorgan Chase Tower                El Paso Building
         600 Travis Street                  1001 Louisiana Street
       Houston, Texas 77002                 Houston, Texas 77002
          (713) 226-1200                       (713) 420-2017
                        ________________________

     A registration fee was previously calculated and paid in connection with the filing of this Registration Statement.
                        ________________________

     The Registrant hereby requests that this Post-Effective Amendment No. 1 become effective as soon as practicable pursuant to Section 8(c) of the Securities Act of 1933.

                             DE-REGISTRATION

     The purpose of this Post-Effective Amendment No. 2 to our Registration Statement on Form S-3 initially filed on May 24, 2001 and subsequently declared effective by the Securities and Exchange
Commission (No. 333-61536), is to amend the Company's Post-Effective Amendment No. 1 filed on August 20, 2003.

     Post-Effective Amendment No. 1 was filed to de-register our Zero Coupon Convertible Debentures Due February 28, 2021 (the "Debentures") and certain shares of our Common Stock. We previously registered pursuant to the Registration Statement up to $1,766,500,000 aggregate principal amount at maturity of the Debentures and up to 8,456,621 shares of our Common Stock into which the Debentures are convertible for resale by the selling security holders named therein. The offering contemplated by the Registration Statement has terminated by virtue of the sale of the Debentures and the shares or the expiration of our contractual obligation to maintain the effectiveness of the Registration Statement.

     Pursuant to the undertaking contained in the Registration
Statement, we are filing this Post-Effective Amendment No. 2 to de-register $ 663,280,000 aggregate principal amount at maturity of Debentures and 3,175,249 shares of Common Stock originally registered by the Registration Statement that remain unsold as of the termination of the offering.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 21, 2003.


                                   EL PASO CORPORATION


                                   By: /s/ Douglas L. Foshee
                                      ----------------------------
                                        Douglas L. Foshee
                                        Chief Executive Officer and
                                        President



   Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.


      Signature                  Title                 Date
      ---------                  -----                 -----

/s/ Douglas L. Foshee
--------------------    Chief Executive Officer,   November 21, 2003
 Douglas L. Foshee            President and
                                Director
                          (Principal Executive
                                Officer)

/s/ D. Dwight Scott
--------------------    Executive Vice President   November 21, 2003
D. Dwight Scott           and Chief Financial
                                Officer
                          (Principal Financial
                                Officer)

/s/ Jeffrey I. Beason
---------------------    Senior Vice President     November 21, 2003
Jeffrey I. Beason            and Controller
                         (Principal Accounting
                                Officer)

*                        Chairman of the Board     November 21, 2003
---------------------        and Director
Ronald L. Kuehn, Jr.


*                               Director           November 21, 2003
---------------------
John M. Bissell

*                               Director           November 21, 2003
---------------------
Juan Carlos Braniff

*                               Director           November 21, 2003
---------------------
James L. Dunlap

*                               Director           November 21, 2003
---------------------
Robert W. Goldman

*                               Director           November 21, 2003
---------------------
Anthony W. Hall, Jr.

*                               Director           November 21, 2003
---------------------
J. Carleton MacNeil, Jr.


*                               Director           November 21, 2003
---------------------
J. Michael Talbert

*                               Director           November 21, 2003
---------------------
Malcolm Wallop


*                               Director           November 21, 2003
---------------------
John L. Whitmire

*                               Director           November 21, 2003
---------------------
Joe B. Wyatt

* /s/ D. Dwight Scott
_____________________
      D. Dwight Scott
      Attorney-in-fact